Exhibit 99.1

Press Release

For Immediate Release

BKF Capital Group Inc.

BKF Capital Group, Inc. Announces Resignation of CFO

Boca Raton, FL, April 27, 2012– BKF Capital Group Inc. (OTCQB: “BKFG” - News), a publicly traded company, announced that Maria Fregosi, the Chief Financial Officer of BKF Capital Group, Inc. (the “Company”) submitted her resignation to the Company. Ms. Fregosi’s resignation was accepted by the Board of Directors of the Company effective April 25, 2012.

Steven N. Bronson, the Company’s Chairman and President, said “We appreciate Maria’s efforts at BKF Capital. This allows her to focus on her recently expanded activities with Catalyst Financial.”

About BKF Capital Group Inc.

BKF Capital Group Inc. (OTCQB: "BKFG" - News) is a publicly traded company focused on arranging a merger, acquisition, business combination or other arrangement with both public and private companies with unique value opportunities and/or acquiring a controlling position in such companies through equity purchases or debt financings. For additional information please visit: www.bkfcapital.com.

Contacts

BKF Capital Holdings Inc.

Greg Heller 561-362-4199 x 330 gheller@bkfcapital.com